Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007AND
THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(Currency expressed in United States Dollars (“US$”))

The unaudited pro forma consolidated financial statements for the fiscal year ended December 31, 2007 gives effect to the acquisition of the assets of Hulunbeier Huahui Department Store Co., Ltd. (“Target”) by QKL Stores, Inc. (“Registrant”) which occurred on December 5, 2008.  The transaction was valued at fair value.

The unaudited pro forma consolidated financial statements were taken from the audited financial statements of Target and Registrant for the year ended December 31, 2007 and the unaudited financial statements of Target and Registrant for the nine months ended September 30, 2008.  The unaudited pro forma consolidated financial statements were prepared assuming that the acquisition described above was consummated on January 1, 2007 and the balance sheet was prepared as if it was consummated on September 30, 2008.   The pro forma adjustments and the resulting unaudited pro forma consolidated financial statements have been prepared based on available information and certain assumptions and estimates deemed appropriate by the Registrant.

The unaudited pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future. Furthermore, the unaudited pro forma consolidated financial statements do not reflect changes that may occur as the result of post-combination activities and other matters.

The unaudited pro forma financial statements thereto should be read in conjunction with the accompanying audited financial statements of Target.

QKL STORES, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2008

	Registrant (Historical)	Target (Historical)	Pro forma adjustments	Pro forma Combined
ASSETS
Current assets
Cash and cash
equivalents	$33,208,616	$807,876	$(10,435,744)	$23,580,748
Pledged deposits	300,000	-	-	300,000
Trade receivables	-	41,600	(41,600)	-
Other receivables	6,647,808	86,437	(86,437)	6,647,808
Prepaid expenses	1,994,083	-	-	1,994,083
Advances to suppliers	1,565,659	15,397	(15,397)	1,565,659
Inventories and
consumables	9,681,491	213,382	(60,211)	9,834,662

Total current assets	$53,397,657	$1,164,692		$43,922,960

Property, plant and
equipment, net	$10,649,082	$206,049	$(128,735)	$10,726,396
Intangible assets, net	811,551	-	9,397,383	10,208,934

TOTAL ASSETS	$64,858,290	$1,370,741		$64,858,290

QKL STORES, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2008

	Registrant (Historical)	Target (Historical)	Pro forma adjustments	Pro forma combined
LIABILITIES AND
STOCKHOLDERS’
EQUITY
Current liabilities
Short-term bank loans	$2,188,152	$-	$-	$2,188,152
Accounts payable	16,704,677	440,907	(440,907)	16,704,677
Cash card and coupon
liabilities	2,993,684	-	-	2,993,684
Deposits received	262,986	-	-	262,986
Accruals	786,289	17,304	(17,304)	786,289
Other PRC taxes payable	87,729	-	-	87,729
Other payables	1,629,013	85,592	(85,592)	1,629,013
Income tax payable	824,082	23,797	(23,797)	824,082

Total current liabilities	$25,476,612	$567,600		$25,476,612

TOTAL LIABILITIES	$25,476,612	$567,600		$25,476,612

Commitments and
contingencies	$-	$-	$-	$-

QKL STORES, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2008

	Registrant (Historical)	Target (Historical)	Pro forma adjustments	Pro forma combined
SHAREHOLDERS’
EQUITY
Common Stock, $0.001,
100,000,000 shares
authorized, 20,882,353
issued and outstanding	$20,882	$-	$-	$20,882
Series A convertible
preferred stock, par
value $0.01, 10,000,000 ares
shares authorized,
9,117,647 issued
and outstanding	91,176	-	-	91,176
Registered capital	-	631,991	$(631,991)	-
Additional paid-in capital	21,783,477	-	-	21,783,477
Statutory reserves	2,703,742	-	-	2,703,742
Retained earnings	11,067,640	81,199	(81,199)	11,067,640
Accumulated other
comprehensive income	3,714,761	89,951	(89,951)	3,714,761

	$39,381,678	$803,141		$39,381,678

TOTAL LIABILITIES
AND STOCKHOLDERS’
EQUITY	$64,858,290	$1,370,741		$64,858,290

QKL STORES, INC.
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2008 TO SEPTEMBER 30, 2008

	Registrant (Historical)	Target (Historical)	Pro forma adjustments	Pro forma combined

Net revenues	$90,336,904	$6,749,955	-	$97,086,859
Cost of net revenues	(69,080,122)	(5,683,574)	-	(74,763,696)

Gross profit	$21,256,782	$1,066,381		$22,323,163

Selling expenses	(10,280,984)	(746,258)	-	(11,027,242)
General and
administrative expenses	(2,025,131)	(118,291)	-	(2,143,422)

Income from
operation	$8,950,667	$201,832		$9,152,499
Transaction cost of
reverse merger	(1,976,470)	-	-	(1,976,470)
Interest income	196,143	3,171	-	199,314
Interest expenses	(170,675)	(5,190)	-	(175,865)
Other expenses	-	(41,856)	-	(41,856)
Other income	-	49,658	-	49,658

Income
before income taxes	$6,999,665	$207,615		$7,207,280

Income taxes	(2,343,631)	(51,904)	-	(2,395,535)

Net income	$4,656,034	$155,711		$4,811,745

.
QKL STORES, INC.
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2008 TO SEPTEMBER 30, 2008

Earnings per share

- Basic	$0.23

- Fully diluted	$0.16

Common shares outstanding
- Basic	20,882,353

- Fully diluted	30,753,466

QKL STORES, INC.
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Registrant (Historical)	Target (Historical)	Pro forma adjustments	Pro forma combined

Net revenues	$92,372,812	$6,097,723	-	$98,470,535
Cost of net revenues	(73,597,592)	(5,323,581)	-	(78,921,173)

Gross profit	$18,775,220	$774,142		$19,549,362

Selling expenses	(8,620,735)	(665,005)	-	(9,285,740)
General and
administrative expenses	(1,303,130)	(118,290)	-	(1,421,420)

Income (loss) from
operation	$8,851,355	$(9,153)		$8,842,202
Interest income	58,641	1,176	-	59,817
Interest expenses	(169,375)	(2,822)	-	(172,197)
Other expenses	-	(35,255)	-	(35,255)
Other income	-	37,499	-	37,499
Government grant	39,385	-	-	39,385

Income (loss)
before income taxes	$8,780,006	$(8,555)		$8,771,451

Income taxes	(2,997,615)	-	-	(2,997,615)

Net (loss)income	$5,782,391	$(8,555)		$5,773,836

.
QKL STORES, INC.
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

Earnings per share

- Basic	$0.30

- Fully diluted	$0.30

Common shares outstanding
- Basic	19,082,299

- Fully diluted	19,082,299

The following adjustments to the unaudited pro forma financial statements are based on the assumption that the acquisition was consummated as of September 30, 2008.

DESCRIPTION	DR	CR

	$	$

Registered capital	631,991
Retained earnings	81,199
Accounts payable	440,907
Accruals	17,304
Other payables	85,592
Income tax payable	23,797
Accumulated other comprehensive income	89,951
Intangible assets - goodwill	9,397,383
Cash and cash equivalents		10,435,744
Trade receivables		41,600
Other receivables		86,437
Advances to suppliers		15,397
Inventories and consumables		60,211
Property, plant and equipment		128,735

	10,768,124	10,768,124

Being the recognition of intangible assets - goodwill through the acquisition of operating rights and certain assets of Hulunbeier Huahui Department Store Co., Ltd.